Exhibit 99.1

Cannae Holdings, Inc. Announces Black Knight’s Completed Acquisition of Optimal Blue

Cannae Holdings, Inc. will own 20% of the newly formed entity

Las Vegas, NV -- (September 15, 2020) -- Cannae Holdings, Inc. (NYSE:CNNE) (“Cannae”) today announced that Black Knight, Inc. (“Black Knight”), a leading provider of software, data and analytics solutions to the mortgage and consumer loan, real estate and capital markets verticals, has completed its acquisition of Optimal Blue, a leading provider of secondary market solutions and actionable data services.

“Bringing Optimal Blue into the Black Knight family enhances our robust set of solutions with the addition of industry-leading product, pricing and eligibility capabilities and increases our already comprehensive data and analytics offerings,” said Black Knight CEO Anthony Jabbour. “Our similar business models, which include both subscription-based recurring revenues and significant operating leverage, will be accretive to our key financial metrics and deliver significant shareholder value. The combined strengths of Black Knight and Optimal Blue will also give clients a wider selection of offerings from a single provider that will provide innovation to help transform the industries we serve and will significantly expand Black Knight’s ability to greatly advance our clients’ objectives, competitiveness and profitability.”

In connection with the acquisition, Black Knight will combine its Compass Analytics business with Optimal Blue in a newly formed entity with minority co-investors Cannae and Thomas H. Lee Partners, L.P. (“THL”). Cannae and THL will each have a 20% ownership interest in the new entity. Black Knight will own 60% of the new entity. Optimal Blue was purchased for an enterprise value of $1.8 billion funded with cash on hand, debt financing and investments from Cannae and THL.

Trasimene Capital Management acted as the financial advisor to Black Knight.

About Cannae Holdings, Inc.

Cannae Holdings, Inc. (NYSE: CNNE) is a holding company engaged in actively managing and operating a group of companies and investments, as well as making additional majority and minority equity portfolio investments in businesses, in order to achieve superior financial performance and maximize the value of these assets. Cannae was founded and is led by investor William P. Foley, II. Mr. Foley is responsible for the creation and growth of over $100 Billion in publicly traded companies including Fidelity National Information Services (“FIS”), Fidelity National Financial (“FNF”) and Black Knight, Inc. (“BKI”). Cannae’s current principal holdings include Dun & Bradstreet Holdings, Inc. (“DNB”), which recently completed a successful business transformation and IPO. Cannae holds an approximately 18% interest in Dun & Bradstreet or ~76 million shares. Cannae’s second principal holding is Ceridian (“CDAY”), which Mr. Foley transformed from a legacy payroll bureau into a leading cloud based provider of human capital management software. Cannae owns 11% of Ceridian representing approximately 16.1 million shares. Cannae’s third largest holding is approximately 6 million shares and equivalents in CoreLogic (“CLGX”).

Forward-Looking Statements and Risk Factors

This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, changes in the financial markets and changes in the conditions resulting from the outbreak of a pandemic such as the novel COVID-19 (“COVID-19”); the overall impact of the outbreak of COVID-19 and measures to curb its spread, including the effect of governmental or voluntary mitigation measures such as business shutdowns, social distancing, and stay-at-home orders; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; risks associated with our split-off from Fidelity National Financial, Inc., including limitations on our strategic and operating flexibility related to the tax-free nature of the split-off and the Investment Company Act of 1940; and risks and uncertainties related to the success of our externalization.

This press release should be read in conjunction with the risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-Q,10-K and other filings with the Securities and Exchange Commission

SOURCE: Cannae Holdings, Inc.

CONTACTS:

Jamie Lillis, Managing Director, Solebury Trout, 203-428-3223, jlillis@soleburytrout.com

Shannon Devine, VP, Solebury Trout, 203-428-3228, sdevine@soleburytrout.com

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